Exhibit 99.2

August 29, 2006

Continental Stock Transfer & Trust Company

17 Battery Place

New York, New York 10004

Attn: Steven G. Nelson

Morgan Joseph & Co. Inc.

600 Fifth Avenue

19th Floor

New York, New York 10020

Attn: Mike Powell

Re:	Investment Management Trust Agreement

Gentlemen:

Reference is made to that certain Investment Management Trust Agreement (the “Agreement”), dated as of July 18, 2005, between Oakmont Acquisition Corp. (“Company”) and Continental Stock Transfer & Trust Company. Section 1(c) is hereby deleted in its entirety and replaced with the following:

“(c) In a timely manner, upon the instruction of the Company, to invest and reinvest the Property in United States “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 having a maturity of 180 days or less, and/or in any open ended investment company registered under the Investment Company Act of 1940 that holds itself out as a money market fund selected by the Company meeting the conditions of paragraphs (c)(2), (c)(3) and (c)(4) of Rule 2a-7 promulgated under the Investment Company Act of 1940; as determined by the Company;”

Except as indicated above, the Agreement shall remain in full force and effect.

OAKMONT AQUISITION CORP.

By:	/s/ Michael C. Azar
Name:	Michael C. Azar
Title:	President, Principal Accounting Officer and Secretary

Acknowledged and agreed this

29th day of August, 2006

CONTINENTAL STOCK TRANSFER & TRUST COMPANY

By:	/s/ Steven Nelson
Name:	Steven Nelson
Title:	Chairman

The undersigned is required to consent to this amendment pursuant to Section 5(c) of the Investment Management Trust Agreement and hereby does so.

MORGAN JOSEPH & CO. INC.

By:	/s/ Michael Powell
Name:	Michael Powell
Title:	Managing Director